News Release

CURRENT TECHNOLOGY’S CELEVOKE TO PARTICIPATE IN MIAMI HEAVY-EQUIPMENT THEFT SUMMIT

LIBERTY, TX, July 28, 2009 — Current Technology Corporation (OTCBB:CRTCF) reports its 62%- owned Texas-based subsidiary Celevoke, Inc. (Celevoke) will present its proprietary GPS Tracking and Security System on August 18, 2009, to participants at the Miami Heavy-Equipment Theft Summit. The Summit is sponsored by the FBI-Law Enforcement Executive Development Association, Inc., the National Insurance Crime Bureau, and the National Equipment Register and is designed for law enforcement personnel, equipment owners and dealers, and insurance adjusters and agents.

National Equipment Register, Inc. (NER) president David Shillingford* said, “Celevoke’s involvement with NER and FBI-LEEDA, Inc., is evidence of the way in which they are leading the GPS marketplace toward more robust stolen-equipment recovery capabilities that integrate with law enforcement, a mission that we fully support.”

Tom Stone, executive director of FBI-LEEDA, Inc., added, “The Heavy-Equipment Summits provide crucial and up-to-the-minute information for the investigators. Celevoke’s innovative technology in GPS tracking can certainly benefit law enforcement with its product’s many applications, and we are pleased that they are participating with NER and NICB in these Summits.”

Celevoke CEO Chuck Allen said, “We are supporting NER’s Heavy Equipment Loss Prevention Technology (HELPtechSM).  As a consideration to our customers, we are registering all Celevoke-protected heavy equipment with HELPtech, a database linked to NER’s national stolen-equipment database, which is searched by law enforcement and buyers of used equipment.”

*NER President David Shillingford was named one of “The Top 25 Newsmakers of 2007” by the Engineering News-Record, a leading construction industry publication considered by many to be the bible of the construction industry, with more than 70,000 subscribers, including contractors, project owners, engineers, architects, government regulators, and industry suppliers.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
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Richard Hannon, 1-866-858-4100